Exhibit 10.2

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (this "Agreement") dated as of  March 1, 2011 between Entertainment Art, Inc., a Nevada corporation (the "Company"), and David Lubin (the “Indemnitee”).

WHEREAS, in recognition of the Indemnitee's need for protection against personal liability in order to induce the Indemnitee to continue serving the Company in an effective manner, and particularly since the Company's does not maintain directors' and officers' liability insurance coverage, and in part to provide the Indemnitee with specific contractual assurance that indemnification will be available to the Indemnitee, the Company wishes to provide the Indemnitee with the benefits contemplated by this Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1.                Definitions and Usage.  As used herein:

1.1.           Definitions.

"Claim" shall mean any threatened, pending or completed action, suit, arbitration or proceeding, or any inquiry or investigation, whether brought against, by or in the right of the Company or any of its subsidiaries, or otherwise, that the Indemnitee in good faith believe might lead to the institution of any such action, suit, arbitration or proceeding, whether civil, criminal, administrative, investigative or other, or any appeal therefrom.

"D&O Insurance" shall mean a directors' and officers' liability insurance policy maintained by the Company for the benefit of the Indemnitee, if any.

"Determination" shall mean a determination, and "Determined" shall mean a matter which has been determined based on the facts known at the time, by (i) a written legal opinion rendered by independent legal counsel at the request of a majority vote of a quorum of disinterested directors, (ii) a majority of the disinterested stockholders of the Company, or (iii) a final adjudication by a court of competent jurisdiction.

“Excluded Claim” shall mean any payment for Losses or Expenses in connection with any Claim in connection with a cause of action in which a final non-appealable judgment or other final adjudication adverse to the Indemnitee has established:

(i)           (x) that the Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (y) that the Indemnitee gained in fact any financial profit or other advantage to which the Indemnitee was not legally entitled;

(ii)           that the Indemnitee in fact made profits from the purchase or sale of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 or similar provisions of any state; or

(iii)          that payment by the Company under this Agreement is not permitted by applicable law.

"Expenses" shall mean any and all expenses incurred by the Indemnitee as a result of a Claim or Claims made against the Indemnitee for Indemnifiable Events including attorneys’ fees and disbursements and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, or cooperating with the Company in its efforts to investigate or defend, any Claim relating to any Indemnifiable Event.

"Fines" shall mean any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.

"Indemnifiable Event" shall mean any event or occurrence, occurring prior to or after the date of this Agreement, related to the fact that the Indemnitee is, was or has agreed to serve as, a director, officer, agent or fiduciary of the Company or its subsidiary, or is or was serving at the request of the Company or its subsidiary as a director, officer, trustee, manager, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise which is directly or indirectly controlled by, or a subsidiary of, the Company or any of its subsidiaries, or in which the Company or any of its subsidiaries is a party, or which has been established or created by the Company or any of its subsidiaries, in each case directly or indirectly, or by reason of anything done or not done by the Indemnitee, including any breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or wrongfully attempted by the Indemnitee, or any of the foregoing alleged by any claimant, in any such capacity.

"Losses" shall mean any amounts or sums which the Indemnitee is legally obligated to pay as a result of a Claim or Claims made against the Indemnitee for Indemnifiable Events, including damages, judgments and sums or amounts paid in settlement of a Claim or Claims, and Fines.

"Person" shall mean any individual, corporation, partnership, joint venture, business trust, joint stock company, limited liability company, trust, unincorporated association, governmental authority or other agency or political subdivision thereof.

1.2.           Usage.

(i)           References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise).

(ii)           References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision), unless the context otherwise requires.

(iii)          References to Sections are to sections hereof, unless the context otherwise requires.

(iv)          The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.
(v)           The term "including" and correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

(vi)          The term "hereof" and similar terms refer to this Agreement as a whole.

Section 2.                Indemnification.  In consideration of, and as an inducement to, the Indemnitee's rendering valuable services to the Company, the Company agrees that if the Indemnitee is or become a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify the Indemnitee to the fullest extent authorized by applicable law or, if not expressly authorized by applicable law, to the extent not prohibited by applicable law, against any and all Losses and Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Losses and Expenses) of such Claim, whether or not such Claim proceeds to judgment or is settled or otherwise is brought to a final disposition, subject in each case to the further provisions of this Agreement.

Section 3.                 Limitations on  Indemnification.  Notwithstanding Section 2, the Indemnitee shall not be indemnified from any Losses or Expenses (i) which have been Determined to constitute an Excluded Claim or (ii) to the extent that the Indemnitee is indemnified by the Company and has actually received payment pursuant to D&O Insurance or otherwise.

Section 4.                 Partial Indemnification.  If the Indemnitee is entitled under this Agreement to indemnification by the Company for some portion, but less than all, of the Losses and Expenses of a Claim, the Company shall indemnify the Indemnitee for such portion as to which the Indemnitee is so entitled.  Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Losses and Expenses incurred in connection with such Indemnifiable Event.

Section 5.                 Indemnification Procedures.

5.1.           Promptly after receipt by the Indemnitee of notice of any Claim, the Indemnitee shall, if indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement thereof; provided, however, that the failure to give such notice promptly shall not affect or limit the Company's obligations with respect to the matters described in the notice of such Claim.

5.2.           At the time of the receipt of a notice pursuant to Section 5.1, the Company shall, if necessary pursuant to the terms of the D&O Insurance, give prompt notice of the commencement of a Claim described in such notice to the insurer under the applicable D&O Insurance then in effect in accordance with the procedures set forth in any such policy.  The Company shall thereafter take all necessary or desirable action to cause such insurer to pay on behalf of the Indemnitee all Losses and Expenses payable as a result of such Claim.

5.3.           (i)            To the extent the Company does not have D&O Insurance at the time of the Claim or, if the D&O Insurance then in effect does not require the insurer thereunder to advance Expenses arising out of the relevant Claim or if any Expenses arising out of such Claim will not be payable under such D&O Insurance, in each case on a timely basis, the Company shall pay the Expenses in connection with any Claim in advance of the final disposition thereof and the Company, if appropriate, shall be entitled to assume the defense of such Claim, with counsel satisfactory to the Indemnitee, upon the delivery to the Indemnitee of written notice of the Company's election to do so.

(ii)           After delivery of a notice pursuant to Section 5.1(i), the Company shall nevertheless remain liable to the Indemnitee under this Agreement for any legal or other Expenses incurred by the Indemnitee in connection with such defense, including without limitation, in the event that the Indemnitee shall have elected to employ independent counsel selected by the Indemnitee in such Claim, whose fees and expenses of such counsel shall also be at the Company's expense.

(iii)           The Indemnitee shall cooperate with the Company in its efforts to investigate and defend any Claim made against the Indemnitee for an Indemnifiable Event.

5.4.           All payments on account of the Company's indemnification obligations under this Agreement shall be made within 10 days following the date of the Indemnitee's written request therefor unless a Determination is made that the Claims giving rise to the Indemnitee's request are Excluded Claims.

5.5.           The Indemnitee hereby expressly undertakes and agrees to reimburse the Company for all Losses and Expenses paid by the Company to the Indemnitee in connection with any Claim against the Indemnitee in the event and only to the extent that a Determination shall have been made by a court of competent jurisdiction in a decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified by the Company for such Losses and Expenses because the Claim is an Excluded Claim.

5.6.           In connection with any Determination as to whether the Indemnitee is entitled to advancement of Expenses, indemnification or contribution hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

Section 6.                Settlement.  The Company shall have no obligation under this Agreement to indemnify the Indemnitee for any amounts paid in settlement of any Claim effected without the Company's prior written consent.  The Company shall not settle any Claim in which it takes the position that the Indemnitee is not entitled to indemnification in connection with such settlement without the prior written consent of the Indemnitee, nor shall the Company settle any Claim in any manner which would impose any Fine or any obligation on the Indemnitee, without the Indemnitee's prior written consent.  Neither the Company nor the Indemnitee shall unreasonably withhold such consent to any proposed settlement; provided, however, that the Indemnitee shall not be obligated to consent to any proposed settlement unless in connection with such settlement the Indemnitee shall be fully released from all liability with respect to the relevant Claim, or, if the Indemnitee shall have any liability with respect to such Claim, the Indemnitee shall be fully indemnified hereunder from all Losses resulting from such Claim and/or shall receive payment in the amount of such Losses pursuant to D&O Insurance.

Section 7.                No Presumption.  The termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not of itself create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief that a court has determined that indemnification is not permitted by applicable law.

Section 8.                Non-exclusivity: Continuing and Expanded Coverage.  The rights of the Indemnitee hereunder shall be in addition to any other rights that the Indemnitee may have under any applicable law, any vote of disinterested directors, D&O Insurance, any employment agreement or other contractual arrangement or otherwise, both as to action in the Indemnitee's official capacity and as to action in any other capacity by holding such office, and shall continue after the Indemnitee ceases to serve the Company or its subsidiary as a director, officer, agent or fiduciary, for so long as the Indemnitee shall be subject to any Claim by reason of (or arising in part out of) an Indemnifiable Event.

Section 9.               Liability Insurance.  The Company shall use its best efforts to obtain and maintain a directors' and officers' liability insurance policy providing coverage for the Company's directors and officers in an amount which is agreeable to a majority of the Company's directors.   The Indemnitee shall be covered by any such policy in accordance with its terms to the maximum extent of the coverage available for any director or officer of the Company.

Section 10.              Subrogation.  If the Company makes any payment pursuant to this Agreement, the Company shall be subrogated to the extent of such payment to all rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights; provided, however, that no such right of subrogation shall be exercised while the Company is in default of its obligations hereunder.

Section 11.              Contribution.  If the indemnification or reimbursement provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to the Indemnitee in respect of any Losses or Expenses of a Claim (other than for any reason specified in Section 3), the Company agrees, to the extent permitted by applicable law, in lieu of indemnifying the Indemnitee, to contribute to the amount paid or payable by the Indemnitee as a result of such Losses or Expenses in such proportion as is appropriate to reflect the relative benefits accruing to the Company and the Indemnitee with respect to the events giving rise to such Losses or Expenses.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, the Company agrees to contribute to the amount paid or payable by the Indemnitee as a result of such Losses or Expenses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Indemnitee with respect to the events giving rise to such Losses or Expenses.   For purposes of this Section 11, the relative benefits accruing to the Company shall be deemed to be the benefits accruing to it and to all its directors, officers, employees and agents (other than the Indemnitee), as a group and treated as one Person.

Section 12.              Liability of the Company.  The Indemnitee agrees that neither the stockholders nor the directors nor any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company's obligations under this Agreement and that the Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.

Section 13.              Enforcement.

13.1.         The Indemnitee's right to indemnification and other rights under this Agreement shall be specifically enforceable by the Indemnitee notwithstanding any adverse Determination by the Company's Board of Directors, independent legal counsel or the Company's shareholders, and no such Determination shall create a presumption that the Indemnitee is not entitled to be indemnified hereunder.  In any such action the Company shall have the burden of proving that advancement of expenses, indemnification or contribution or any other right is not required under this Agreement.

13.2.         If any action is instituted by the Indemnitee under this Agreement or to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all court costs and reasonable expenses, including counsel fees and disbursements, incurred by the Indemnitee with respect to such action, unless the relevant court determines that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous.

Section 14.              Severability.  If any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision (including any provision within a single section, paragraph or sentence) shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms to the fullest extent permitted by law, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

Section 15.              Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed entirely within such state.

Section 16.              Consent to Jurisdiction.  The Company and the Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of New York for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agrees that any action instituted under this Agreement shall be brought only in the state and Federal courts of the State of New York.

Section 17.              Notices.  All notices given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), or overnight air courier guaranteeing next business day delivery to the relevant address specified below or to such other address as the parties shall have given notice of pursuant to this Section 17.  Except as otherwise provided in this Agreement, the date of each such notice shall be deemed to be, and the date on which each such notice shall be deemed given shall be: at the time delivered, if personally delivered or mailed; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

If to the Company, to:

Entertainment Art, Inc.
574 Washington Avenue
West Hempstead, NY 11552

If to the Indemnitee, to:

David Lubin
10 Union Avenue, Suite 5
Lynbrook, NY 11563

Section 18.              Counterparts.  This Agreement may be executed by facsimile or other electronic signature and in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.  All signatures need not be on the same counterpart.

Section 19.              Successors and Assigns.  This Agreement shall be binding upon all successors and assigns of the Company, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all the business, assets or/and majority control of the Company, and (ii) binding upon and inure to the benefit of any successors and assigns, heirs, and personal or legal representatives of the Indemnitee.

Section 20.              Amendment: Waiver.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 21.              Further Assurances.  The Company shall execute all such further instruments and documents and take all such further action as the Indemnitee may reasonably require in order to effectuate the terms and purposes of this Agreement.

IN WITNESS WHEREOF, the Company and the Indemnitee have executed this Agreement as of the day and year first above written.

ENTERTAINMENT ART, INC.

By:	/s/ Joseph Koegel
Name: Joseph Koegel Title: President

/s/ David Lubin
David Lubin